Exhibit 5.1

September 29, 2026

Mercantile Bank Corporation

310 Leonard Street NW

Grand Rapids, Michigan 49504

Re:	Mercantile Bank Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Mercantile Bank Corporation, a Michigan corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for purposes of registering under the Securities Act: (i) shares of the Company’s common stock, no par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities of the Company (collectively, the “Debt Securities”), (iv) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (v) purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Stock Purchase Contracts”), (vi) units consisting of a Stock Purchase Contract and Debt Securities or obligations of third parties, including Treasury securities (“Stock Purchase Units”), (vii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Subscription Rights”), (viii) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), and (ix) units consisting of a combination of two or more of the above securities (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Subscription Rights, and Warrants, the “Securities”). The Registration Statement includes a form of prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities. The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the forms filed as exhibits to the Registration Statement. The Preferred Stock, Depositary Shares, Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Subscription Rights, Warrants, and Units are to be issued in the forms which have been filed as exhibits to the Registration Statement. The Debt Securities are to be issued pursuant to an indenture, the form of which has been filed as an exhibit to the Registration Statement (the “Indenture”), and is to be entered into, in each case, between the Company and a trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Securities.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended to the date hereof (the “Charter”); (iii) the Company’s Amended and Restated By-laws (together with the Charter, the “Charter Documents”); and (iv) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions set forth below, we have reviewed such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information obtained from the Company, the other parties to the transactions referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In addition, we have assumed without independent investigation or verification that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded, (ii) a Prospectus Supplement, any required pricing supplement, and any and all free-writing prospectus(es) will have been timely filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws (including the Securities Act, the Trust Indenture Act of 1939, as amended, if applicable, and the securities or blue sky laws of various states) and in the manner stated in the Registration Statement, the applicable Prospectus Supplement, any applicable pricing supplement, and any and all free-writing prospectus(es), (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by the Company and the other parties thereto and filed with the Commission as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement, (v) that consideration will be received by the Company for the issuance of any Securities in accordance with the applicable corporate action of the Board, (vi) any Securities issuable or deliverable upon conversion, exchange, redemption, exercise or settlement of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, exercise or settlement, (vii) the aggregate number of shares of Common Stock or Preferred Stock, as applicable, offered directly pursuant to the Registration Statement, the Prospectus and any applicable Prospectus Supplement, underlying any Depositary Shares, or issuable upon the conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Subscription Rights, Warrants or Units, will not exceed, at the time of issuance of such shares, the number of shares of Common Stock or Preferred Stock, as applicable, then authorized and available for issuance under the Charter Documents, (viii) in the case of a Preferred Share Designation (as defined below), Deposit Agreement (as defined below), Purchase Agreement (as defined below), Warrant Agreement (as defined below), Subscription Rights Agreement (as defined below), Unit Agreement (as defined below) or other agreement pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein that would affect the opinions rendered herein, (ix) the Indenture and any supplemental indentures will have been duly authorized, executed and delivered by the Trustee, and the Indenture will be entered into in substantially the form of Exhibit 4.4 to the Registration Statement, (x) that, at the time of each issuance and sale of Securities, the Company will have the requisite corporate power and authority to issue and sell such Securities under the Michigan Business Corporation Act (the “MBCA”) and the Charter Documents then in effect, (xi) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (xii) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Charter or the Charter grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights, (xiii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties (our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel), (xiv) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; and (xv) the Indenture and any supplemental indentures will have been qualified and the Trustee will be eligible and qualified to act pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

With your consent, we have assumed that (i) each of the Debt Securities, the Indenture and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Depositary Shares and any related Deposit Agreement, the Stock Purchase Contracts, the Stock Purchase Units and any related Purchase Agreement, the Subscription Rights and any related Subscription Rights Agreement, the Warrants and any related Warrant Agreement, the Units and any related Unit Agreement, and each definitive purchase, underwriting or similar agreement with respect to any Securities offered (collectively, the “Documents”) will be governed by, and construed in accordance with, the internal laws of the State of New York, and each applicable choice-of-law provision will be legally enforceable; (ii) the Documents will contain all provisions required under the laws of the State of New York with respect to the matters covered thereby; (iii) each of the Documents will be duly authorized, executed and delivered by each party thereto other than the Company; and (iv) each of the Documents will constitute a valid and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms.

We also have assumed that none of (i) the execution, delivery, or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Charter Documents then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.         With respect to shares of Common Stock offered under the Registration Statement, when (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered in accordance with the applicable definitive placement agency, underwriting, subscription, or similar agreement approved by the Board, or upon the conversion, exercise, exchange or settlement of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise, exchange or settlement as approved by the Board, upon payment of the consideration therefor provided for therein (in an amount not less than the consideration, if any, fixed by or under the authority of the Board in accordance with the MBCA), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.

2.         With respect to any particular series of shares of Preferred Stock offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation or amendment to the Charter relating to such Preferred Stock conforming to the MBCA (a “Preferred Share Designation”), the Preferred Share Designation has been validly executed by the Company, and the Preferred Share Designation has been filed with the Michigan Department of Licensing and Regulatory Affairs and has become effective in accordance with the MBCA, (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered in accordance with the applicable definitive placement agency, underwriting, subscription, or similar agreement approved by the Board, or upon the conversion, exercise, exchange or settlement of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise, exchange or settlement as approved by the Board, upon payment of the consideration therefor provided for therein (in an amount not less than the consideration, if any, fixed by or under the authority of the Board in accordance with the MBCA), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and (iii) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3.         With respect to any Debt Securities or any series thereof to be issued under the Indenture and offered under the Registration Statement, when (i) the Trustee is qualified to act as Trustee under the Indenture and any supplemental indentures, as applicable, (ii) the Trustee has duly executed and delivered the Indenture and any supplemental indentures, as applicable, (iii) the Indenture and any supplemental indentures, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Indenture and any supplemental indentures, as applicable, have been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and any supplemental indentures, as applicable, (vi) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any supplemental indentures as approved by the Board, as applicable, and any applicable definitive placement agency, underwriting, subscription, or similar agreement approved by the Board, or upon the conversion, exercise, exchange or settlement of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise, exchange or settlement as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and (viii) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the Indenture and any supplemental indentures, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.         With respect to any Depositary Shares offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution, and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), and the terms of the offering thereof and related matters, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the shares of Preferred Stock underlying such Depositary Shares have been duly authorized, validly issued, fully paid and nonassessable and have been duly deposited with the depositary in accordance with the Deposit Agreement, and (iv) any receipts representing the Depositary Shares have been duly executed, authenticated (if required), issued, and delivered in accordance with the applicable definitive placement agency, underwriting, subscription, or similar agreement approved by the Board, or upon the conversion, exercise, exchange or settlement of Warrants or other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise, exchange or settlement as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Deposit Agreement will be a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

5.         With respect to any Stock Purchase Contracts or Stock Purchase Units offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts or Stock Purchase Units, the terms, execution, and delivery of the purchase contract agreements relating to the Stock Purchase Contracts (“Purchase Contract Agreement”) and any related agreement governing the Stock Purchase Units (together with the Purchase Contract Agreement, the “Purchase Agreement”), and the terms of the offering thereof and related matters, (ii) the applicable Purchase Agreement has been duly executed and delivered, (iii) any Securities issuable or deliverable upon settlement of such Stock Purchase Contracts or Stock Purchase Units have been duly authorized and, if applicable, reserved for issuance and, when issued or delivered, satisfy the applicable conditions set forth in paragraphs 1 through 4 above, and (iv) the Stock Purchase Contracts or Stock Purchase Units, or any certificates representing the Stock Purchase Contracts or Stock Purchase Units have been duly executed, authenticated (if required), issued, and delivered against payment therefor as contemplated by the applicable Purchase Agreement, the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the Stock Purchase Contracts or Stock Purchase Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.         With respect to any Subscription Rights offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution, and delivery of the rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), and the terms of the offering thereof and related matters, (ii) the Subscription Rights Agreement has been duly executed and delivered, and (iii) the Subscription Rights or any certificates representing the Subscription Rights have been duly executed, authenticated (if required), issued, and delivered against payment therefor as contemplated by the Subscription Rights Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Subscription Rights will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.         With respect to any Warrants offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution, and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), and the terms of the offering thereof and related matters, (ii) the Warrant Agreement has been duly executed and delivered, and (iii) such Warrants have been duly executed, attested, issued, and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board, or upon the conversion, exercise, or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise, or exchange as approved by the Board, upon payment of the consideration therefor provided for therein, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.         With respect to the Units offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution, and delivery of the unit agreement relating to the Units (“Unit Agreement”), and the terms of the offering thereof and related matters, (ii) the Unit Agreement has been duly executed and delivered, (iii) each Security to be issued or delivered as part of such Units has been duly authorized, and when issued or delivered, satisfies the applicable conditions set forth in paragraphs 1 through 7 above, and (iv) the Units or any certificates representing the Units have been duly executed, authenticated (if required), issued, and delivered against payment therefor as contemplated by the Unit Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, the laws of the State of New York, and the Michigan Business Corporation Act, the Michigan Constitution and reported judicial decisions relating thereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Greenberg Traurig, LLP